SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TELEFLEX INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Plymouth Meeting, Pennsylvania 19462

Notice of Annual Meeting of Stockholders

To Be Held on Friday, April 25, 2003

March 24, 2003

TO THE STOCKHOLDERS OF TELEFLEX INCORPORATED:

      The Annual Meeting of Stockholders of Teleflex Incorporated will be held on Friday, April 25, 2003 at 10:00 a.m. at the Jefferson House Restaurant Ballroom, 2519 DeKalb Pike, Norristown, Pennsylvania, for the following purposes:

1. To elect four directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company’s auditors for the fiscal year ending December 28, 2003; and

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business, Friday, March 7, 2003, as the Record Date for the meeting. This means that owners of the Company’s common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.

      STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES OR CANADA. YOU MAY ALSO VOTE BY TELEPHONE BY CALLING TOLL FREE 1-800-PROXIES (776-9437).

By Order of the Board of Directors,

STEVEN K. CHANCE, Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROXY STATEMENT
QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
NOMINEES FOR THE BOARD OF DIRECTORS
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
FIVE-YEAR SHAREHOLDER RETURN COMPARISON
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers
Option Grants
Option Exercises and Holdings
Pension Plans
Employment Contracts and Termination, Severance and Change-of-Control Arrangements
Director Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT FEES
ALL OTHER FEES
RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS

PROXY STATEMENT

      This proxy statement is furnished to stockholders by the Board of Directors of the Company for solicitation of proxies for use at the Annual Meeting of Stockholders on Friday, April 25, 2003. The proxies may also be voted at any adjournment or postponement of the meeting. The expense of this solicitation will be paid by the Company.

      The Company’s principal executive offices are located at 630 West Germantown Pike, Suite 450, Plymouth Meeting, Pennsylvania 19462. This proxy statement and the enclosed form of proxy were mailed to stockholders approximately on March 24, 2003.

      In addition to use of the mail, some directors, officers and regular employees of the Company may solicit proxies personally by telephone, facsimile, electronic mail, telegram or personal interview. The shares represented by each proxy will be voted in accordance with the instructions in the proxy, unless the proxy is revoked before the meeting. Any proxy may be revoked before it is exercised by providing written notice to the Secretary of the Company or by submitting a new proxy. If no voting instructions are given in the proxy, the shares represented by the proxy will be voted for the election as directors of the nominees listed on pages 3 and 4 and for the ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company’s auditors for the fiscal year ending December 28, 2003.

      Only stockholders of record at the close of business on March 7, 2003 are entitled to vote at the Annual Meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 7, 2003, the Company had outstanding and entitled to vote 39,439,625 shares of common stock.

QUESTIONS AND ANSWERS

1.     What is a “proxy”?

      It is your way of legally designating another person to vote for you. That other person is called a “proxy.” If you designate another person as your proxy in writing, the written document is called a “proxy” or “proxy card.”

2.     What is a “proxy statement”?

      It is a document required by the Securities and Exchange Commission which explains to you why we are asking you to sign a proxy card.

3.     What is a “quorum”?

      A quorum is the minimum number of shareholders who must be present or voting by proxy in order to conduct business at the meeting. A majority of the outstanding shares, whether present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies marked to “abstain” from voting for a proposal or to “withhold” voting for one or more nominees (“abstentions”) and broker non-votes are counted for purposes of determining the presence of a quorum.

4.     What is a “broker non-vote”?

      When brokers and banks which are holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, such brokers and banks may vote those shares only on matters deemed routine by the New York Stock Exchange, such as the election of directors and ratification of the appointment of independent accountants. On non-routine matters, such brokers and banks cannot vote, and there is a so-called “broker non-vote” on that matter.

5.     Who is entitled to vote at the Annual Meeting?

      Stockholders of record at the close of business on March 7, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. Each owner of record on the Record Date is entitled to one vote for each share of common stock held.

6.     What is the “Record Date”?

      It is the date established by the Board of Directors, as required by law, as the last date for eligibility to vote your shares at the upcoming Annual Meeting. You must be a shareholder of record on that date to vote at the Annual Meeting.

7.     How many votes are required to elect directors or approve any proposals?

      A plurality of the votes cast at the meeting is required to elect directors; that is, the four nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of outstanding shares present, in person or by proxy, is necessary to approve any other proposal. Abstentions will be included in the vote count and have the same effect as voting “against” a proposal. Broker non-votes will not be included in the vote count and will have no effect on the vote.

8.     How do I vote?

      Please sign and date each proxy card which you receive and return it in the prepaid envelope included with your proxy package. Any proxy card which is returned without any markings indicating how you wish to vote will be counted as a vote FOR the election of directors and ratification of PricewaterhouseCoopers LLP as auditors for 2003. You may revoke your proxy at any time before the meeting by (a) notifying Steven K. Chance, Secretary, (b) voting in person or by telephone, or (c) returning a second, later-dated, proxy card.

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the Board of Directors shall be composed of not fewer than six nor more than fifteen directors, as fixed by a majority of the entire board from time to time. Effective as of the 2003 Annual Meeting, the board has fixed at ten the number of directors which shall constitute the entire board.

      The Company’s Bylaws also provide for the division of the Board of Directors into three classes as equal in number as possible, with members of each class having a term of office of three years. Accordingly, at the 2003 Annual Meeting of Stockholders, four directors will be elected for three-year terms expiring at the Annual Meeting of Stockholders of the Company in 2006. The board, on recommendation of the Nominating Committee, has nominated Mrs. von Seldeneck and Messrs. J. Black, Lubsen and Yoh for election for three-year terms.

      It is intended that shares represented by properly executed proxies will be voted for the election of Mrs. von Seldeneck and Messrs. J. Black, Lubsen and Yoh for terms expiring in 2006. If any nominee becomes unavailable to serve (which is not now anticipated), the persons named in the proxy may vote it for another nominee selected by the Board of Directors. Mr. Lubsen and the continuing directors were elected by the stockholders of the Company.

NOMINEES FOR THE BOARD OF DIRECTORS

Class Of 2006

Voting is for this class

Jeffrey P. Black, 43 Elected in November 2002
President and Chief Executive Officer of the Company; (President, December 2000-present; Chief Executive Officer, May 2002-present); President, Teleflex Fluid Systems (1999-2000); President, Teleflex Industrial Group (July-December 2000); Vice President, Teleflex Fluid Systems (1996-99).

Sigismundus W.W. Lubsen, 59 Elected in 1992
Retired member of the Executive Board, Heineken N.V., Amsterdam, the Netherlands, a manufacturer of beverage products; Supervisory Director, Honeywell Holding B.V. (the Netherlands); Director, Heineken Nederlands Beheer B.V. and Rüttchen Holding B.V. (the Netherlands).

Judith M. von Seldeneck, 62 Nominee for Class of 2006
Chief Executive Officer, Diversified Search Companies, a generalist executive search firm and subsidiary of MPS Group; Director, Tasty Baking Company, Chair, Compensation Committee and member of Executive Committee; Director, Citizens Bank, member of joint Risk Assessment Committee; Greater Philadelphia Chamber of Commerce, Chair, Executive Committee.

Harold L. Yoh III, 42 Nominee for Class of 2006
Chairman of the Board and Chief Executive Officer of The Day & Zimmermann Group, Inc., a leading global provider of diversified managed services; Chairman of the Board of the Greater Philadelphia Chamber of Commerce.

      The following individuals currently serve as directors in the two other classes. Their terms will end at the Annual Meetings in 2004 and 2005, respectively.

Class Of 2004

Patricia C. Barron, 60 Elected in 1998
Clinical Associate Professor, Stern School of Business, New York University, New York, New York; Vice President, Business Operations, Xerox Corporation (1998); President, Xerox Engineering Systems Division (1994-98); Director, ARAMARK Corporation, Quaker Chemical Corporation, Ultralife Batteries Corporation and U.S.A.A.

Donald Beckman, 71 Elected in 1981	Of counsel, Beckman and Associates, Philadelphia, PA, attorneys; Special Counsel, Saul Ewing LLP, Philadelphia, PA, attorneys (1993-2001).

Joseph S. Gonnella, M.D., 68 Elected in 1995
Distinguished Professor of Medicine and Director, The Center for Research in Medical Education and Health Care, Jefferson Medical College, Thomas Jefferson University; Dean Emeritus, Jefferson Medical College; Trustee, Dartmouth Mary Hitchock Hospital and Hitchock Clinic.

Class Of 2005

Lennox K. Black, 72 Elected in 1971	Chairman of the Company; (Chairman, 1982-present; Chief Executive Officer, 1971-94; January 2000-May 2002); Director, The Pep Boys.

William R. Cook, 59 Elected in 1998
Retired President and Chief Executive Officer, Severn Trent Services, Inc., a water and waste utility company; Chairman, President, Chief Executive Officer and Chief Operating Officer, BetzDearborn, Inc. (1993-98); Director, Quaker Chemical Company and Envirogen.

James W. Stratton, 66 Elected in 1993
Chairman and Chief Executive Officer, Stratton Management Company, an investment advisory and management firm; Chairman and Director of Stratton Monthly Dividend Shares, Stratton Small Cap Value Fund and Stratton Growth Fund, registered investment companies; Director, UGI Corporation and Amerigas Propane.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

      The Board of Directors of the Company met seven times in 2002. Each of the nominees and continuing directors attended at least seventy-five percent of the combined total of board meetings and meetings held in 2002 by committees on which he or she served.

      As provided in the Company’s Bylaws, the Board of Directors has established an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee, as follows:

•	The Audit Committee, currently composed of Messrs. Cook and Stratton and Dr. Gonnella, held six meetings in 2002. The Board of Directors has adopted a written charter for the Audit Committee (the “Charter”). Pursuant to the Charter, the Audit Committee reviews with the Company’s financial officers and independent accountants the financial statements of the Company and related matters preliminary to the consideration of the financial statements by the full Board of Directors. The members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards).

•	The Compensation Committee currently consists of four members: Mrs. Barron and Messrs. Beckman, Lubsen, and Stratton. The Compensation Committee held four meetings in 2002. The Compensation Committee makes recommendations to the Company’s Board of Directors regarding the Company’s compensation policies, compensation plans and specific compensation arrangements for management executives and directors. The Committee is also authorized to grant options and restricted stock awards under the Company’s Stock Compensation Plans. Only a subcommittee of the Compensation Committee, however, comprised solely of directors who qualify as “Non-Employee Directors” under SEC Rule 16b-3, is authorized to approve compensation arrangements for senior officers and directors, including the grant of stock options and restricted stock. In 2002, the subcommittee was comprised of Mrs. Barron and Mr. Lubsen.

•	The Nominating Committee, currently composed of Mrs. Barron and Messrs. Lubsen and Stratton, held three meetings in 2002. The Nominating Committee considers and makes recommendations to the board regarding nominees for election to the board. The Committee will consider stockholders’ suggestions for candidates if mailed to: Secretary, Teleflex Incorporated, 155 South Limerick Road, Limerick, PA 19468 by January 2, 2004.

•	The Executive Committee is currently composed of Messrs. L.K. Black, Beckman and Palmer E. Retzlaff. (Mr. Retzlaff will be retiring as of the Annual Meeting.) Subject to certain exceptions, the Executive Committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company when the board is not in session.

AUDIT COMMITTEE REPORT

      In carrying out its responsibilities with respect to the Company’s financial reporting for the year ended December 29, 2002, the Audit Committee has:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2002 with management;

•	reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2002 with the independent accountant;

•	discussed with the independent accountant the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards, AU Sec. 380);

•	received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with the independent accountant its independence; and

•	based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report for the year ended December 29, 2002 on Form 10-K for filing with the Securities and Exchange Commission.

WILLIAM R. COOK, CHAIRMAN      JOSEPH S. GONNELLA, M.D.      JAMES W. STRATTON

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s compensation policy with respect to its senior management is to offer competitive compensation opportunities based on individual and corporate performance. Compensation of senior managers is fixed by the Board of Directors upon the recommendations of the Compensation Committee, which are developed in consultation with the Chief Executive Officer. The compensation package for senior management is composed of three parts, Salaries, Bonuses and Long-term Incentive Compensation, as follows:

•	Salaries are set in amounts comparable to base salaries of executives with similar responsibilities in comparable companies engaged in similar businesses. Comparative data is drawn from independent surveys of executive compensation of manufacturing companies on average comparable in size to the Company. There is no material correlation between the companies included in the surveys and the companies included in the indices shown in the graph of Market Performance at page 9. Generally, the Company fixes salaries at approximately the midpoint of the average compensation for positions of comparable responsibility reported by the surveyed companies. While individual performance of each executive has some effect on his or her salary determination, in the case of executive officers, it is of relatively modest consequence. Nor is corporate financial performance a material factor in setting executive salaries. The Company regards salaries as a base for compensation and relies on the annual bonus and long-term incentive compensation to reward fairly and to provide an incentive for excellence of service and loyalty.

•	Bonuses are awarded shortly after the close of each year to selected managerial personnel based upon the Company’s financial performance and the executive’s individual performance and contributions in that year. In the case of bonus participants below the level of executive officer, allocations are made on predetermined formulae, which vary among the Company’s divisions, designed to reflect primarily the contribution to the Company’s profits for that year by the division or other unit of which the participant is a member. The primary factor considered is the relative profitability of the division or unit of the Company’s operations for which the manager is responsible. This factor generally accounts for approximately 60% of the award. Another approximately 20% of the award is based on other measures of improvements in the operations of the division or unit (such as return on average assets or improvement of working capital as a percentage of sales). The remaining approximately 20% of the award is based on the executive’s individual achievement of specific objectives or goals. Such goals are set early in each year in consultation with the senior officer to whom the executive reports and generally relate to specific profitability, sales, product quality or productivity standards which are objectively measurable. Bonus awards to executive officers, however, are based on a subjective evaluation and determination by the Compensation Committee in consultation with the Chief Executive Officer. A principal consideration is the relative profitability in the preceding year of the Company and any division or other unit for which an executive officer has responsibility, but factors other than corporate financial performance may be given equal or even greater weight in individual cases. These factors include consideration of the accomplishment of operational missions, such as expansion of product lines or market shares or geographical or industry penetration, new product development, improvements in efficiency of operations, accomplishment of strategically significant corporate acquisitions and other matters. Many of these corporate missions or objectives are identified in the preceding year, but others develop during the course of time, responding to often unanticipated outside influences which affect the Company’s business. Accordingly, the Committee does not measure performance against preset goals in the case of bonus awards to executive officers. No executive is assured of any minimum bonus, and the Company’s present policy is that an executive’s bonus may not exceed 50% of his or her salary except in the case of senior officers (whose bonus limitation is 80% of salary) and the chief executive officer (whose bonus limitation is 90% of salary).

•	Long-term incentive compensation consists of awards of stock options and restricted stock under the Company’s Stock Compensation Plans. Awards have been granted to recognize and reward exceptional individual performance or to directly link a portion of an executive’s compensation to shareholder returns over a future period of continued service. Typically, awards have not been based on any preset formulae or entitlement standard but have reflected the Compensation Committee’s subjective perception of specific executives’ individual contributions to the Company’s successful performance in the preceding year or the Committee’s determination that specific executives who undertake new or special responsibilities should receive a portion of their compensation over a period of time dependent on the increase in value of the Company’s shares. The Compensation Committee, however, has granted restricted stock awards to a limited number of senior executives pursuant to a plan adopted at the beginning of a multi-year period, which entitled the executives to awards of specified numbers of shares, contingent upon the Company’s achievement of specified goals for increased revenue, operating margins, return on equity and earnings per share during such period.

      Lennox K. Black, Chairman of the Company, served as Chief Executive Officer in 2002 until May 9th when Jeffrey P. Black, President of the Company, was appointed Chief Executive Officer. Lennox K. Black’s salary for 2002 was fixed at $703,000 plus, during the period when he served as Chief Executive Officer, a monthly stipend of $30,000. This represented no change from his 2001 salary, in accordance with the Company’s decision to make no annual increases in senior officers’ salaries for 2002. Upon Jeffrey P. Black’s assuming the duties of Chief Executive Officer, his salary was increased from $421,500 to $530,000 to reflect the change in his responsibilities. In fixing his salary, the Company applied its policy, described above, to set salaries of executives at an amount comparable to the salaries of executives with similar responsibilities in comparable companies engaged in similar business. In addition, two special stock option grants were made to Jeffrey P. Black in 2002 of 50,000 shares each in consideration of his assumption of the responsibilities of Chief Executive Officer.

      Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation received in a year by each of the Company’s five most highly compensated executive officers, exclusive of compensation which qualifies as “performance-based” or falls within other exceptions provided in the statute. Awards under the Company’s Stock Compensation Plan may be made on terms which will qualify for exception from the deductibility limit. The Committee, however, retains discretion to make awards which are not fully deductible. Compensation paid in 2002 did not exceed the deductible limit.

SIGISMUNDUS W.W. LUBSEN, CHAIRMAN

PATRICIA C. BARRON      DONALD BECKMAN      JAMES W. STRATTON

Compensation Committee Interlocks and Insider Participation

      During 2002, Mr. Beckman was of counsel to the law firm of Beckman and Associates, which provided legal services to the Company.

      Mr. Stratton is an executive officer of Stratton Management Company, which provided investment advisory services to the retirement funds of the Company in 2002.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns (assuming reinvestment of dividends) on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has approved the use of the S&P MidCap 400 Index for purposes of this performance comparison because it includes companies of similar size and industry group.

MARKET PERFORMANCE

Comparison of Five-Year Cumulative Total Return(a)

(a)	Assumes $100 invested on December 31, 1997 in Teleflex common stock, S&P 500 Index, and S&P MidCap 400 Index, using a fiscal year ending December 31 in all cases.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers

      The following table sets forth, for the fiscal years ended December 31, 2000, December 30, 2001, and December 29, 2002, respectively, certain compensation information with respect to the Company’s: (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers, based on the salaries and bonuses earned by such executive officers during fiscal year 2002.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards
		Annual Compensation
				Restricted		All Other
Name and Principal Position	Year	Salary	Bonus	Stock(a)	Options	Compensation(b)

Lennox K. Black	2002	$790,708	—	—	—	$73,478
Chairman, Chief	2001	$1,054,100	—	—	—	$75,296
Executive Officer	2000	$976,000	—	—	—	$1,070,539(c)
and Director
Jeffrey P. Black	2002	$476,682	$250,000	—	120,000	$6,400
President, Chief	2001	$421,500	—	—	20,000	$6,000
Executive Officer	2000	$230,000	$140,000	—	20,000	$3,102
and Director
Roy C. Carriker	2002	$365,000	—	—	—	$12,521
Vice Chairman	2001	$365,000	—	$129,330	—	$12,165
	2000	$346,600	$160,000	$557,835	—	$4,068
Harold L. Zuber, Jr.	2002	$351,000	$200,000	—	17,000	$7,570
Executive Vice	2001	$351,000	—	—	17,000	$6,975
President and Chief	2000	$330,000	$200,000	$517,320	15,000	$4,742
Financial Officer
John J. Sickler	2002	$350,000	$200,000	—	17,000	$7,250
Vice Chairman	2001	$350,000	—	—	17,000	$4,380
	2000	$325,000	$200,000	$517,320	10,000	$1,940

(a)	Restricted stock awards of 3,000 shares each were granted to Dr. Carriker on March 6, 2000 and March 5, 2001, subject to vesting at the rate of 33 1/3% on each of the three anniversaries of such awards, if the recipient then met the employment requirements of the Company’s Stock Compensation Plan. Restricted stock awards were also granted to Dr. Carriker, Mr. Zuber and Mr. Sickler on March 5, 2001 pursuant to a plan adopted in 1998 at the beginning of the three year period 1998 through 2000, which provided for such awards to be made if the Company achieved specified goals for increased revenue, operating margins, return on equity and earnings per share during the three year period. The goals were achieved, and restricted stock awards were made to Dr. Carriker (11,000 shares), Mr. Zuber (12,000 shares) and Mr. Sickler (12,000 shares), subject to vesting on the first anniversary of such awards if the recipient then met the employment requirements of the Company’s Stock Compensation Plan. Dividends are payable on shares of restricted stock to the same extent paid on the Company’s common stock generally. At the end of fiscal year 2002, Dr. Carriker held 3,000 shares of restricted stock, having a value of $128,670. No other named executive officer held shares of restricted stock at the end of fiscal year 2002.

(b)	The information reported includes the following for fiscal year 2002: (i) the dollar value of life insurance premiums paid for the benefit of each of the named executives as follows: Mr. L.K. Black, $73,478; Mr. J.P. Black, $900; Dr. Carriker, $7,021; Mr. Zuber, $2,070; Mr. Sickler, $7,250; (ii) contributions to the Company’s Voluntary Investment Plan on behalf of the named executives to match 2002 pre-tax elective deferral contributions under §401(k) of the Internal Revenue Code made to such plan as follows: Mr. J.P. Black, $5,500; Dr. Carriker, $5,500; Mr. Zuber, $5,500.

(c)	A supplemental payment of $1,000,000 was awarded to Mr. L.K. Black for services in 2000 as Chief Executive Officer. This additional compensation has been deferred.

Option Grants

      The following table sets forth information with respect to the named executives concerning the grants of stock options during the last fiscal year ending December 29, 2002:

OPTION GRANTS IN LAST FISCAL YEAR

						Potential
	Individual Grants					Realizable Value at
						Assumed Annual
			% of Total			Rates of Stock Price
	Securities		Options			Appreciation for
	Underlying		Granted to	Exercise or		Option Term
	Options		Employees	Base Price	Expiration
Name	Granted		in FY	($/sh)	Date	5%	10%

Lennox K. Black	—		—	—	—	—	—
Jeffrey P. Black	20,000	(a)	3.95%	$51.25	3/4/12	$644,617	$1,633,586
	50,000	(b)	9.86%	$56.50	5/9/12	$1,776,627	$4,502,322
	50,000	(b)	9.86%	$43.75	12/2/12	$1,375,707	$3,486,312
Roy C. Carriker	—		—	—	—	—	—
Harold L. Zuber, Jr.	17,000	(a)	3.35%	$51.25	3/4/12	$547,924	$1,388,548
John J. Sickler	17,000	(a)	3.35%	$51.25	3/4/12	$547,924	$1,388,548

(a)	These options become exercisable for one-third of the shares on the first anniversary of the grant (March 4, 2003) and for an additional one-third of the shares on each of the next two anniversaries, so long as the recipient meets the employment requirements of the Company’s Stock Compensation Plan.

(b)	These options become exercisable for 20% of the shares on the first anniversary of each grant (May 9, 2003 and December 2, 2003, respectively), and for an additional 20% on each of the next four anniversaries, so long as the recipient meets the employment requirements of the Company’s Stock Compensation Plan.

Option Exercises and Holdings

      The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year ending December 29, 2002 and unexercised options held as of the end of the fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES TABLE

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at FY-End		at FY-End(a)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lennox K. Black	—	—	—	—	—	—
Jeffrey P. Black	—	—	32,917	148,833	$327,925	$150,670
Roy C. Carriker	—	—	—	—	—	—
Harold L. Zuber, Jr.	10,000	$330,000	77,267	47,733	$1,328,124	$195,616
John J. Sickler	—	—	82,717	43,033	$1,512,087	$141,258

(a)	Market value of underlying securities at year-end, minus the exercise price.

Pension Plans

      The company sponsors the Teleflex Incorporated Retirement Income Plan (“TRIP”), a qualified defined benefit pension plan, as well as the Supplemental Executive Retirement Plan (“SERP”), a non-qualified defined benefit pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan compensation and benefits.

      A participant accumulates units of annual pension benefit for each year of service. For each of the first thirty-five years of service, a participant’s unit is equal to 1.375% of his or her prior year’s annual plan compensation up to the social security integration level, plus 2.0% of such compensation in excess of the social security integration level. For each year of service in excess of thirty-five, a participant’s unit is equal to 1.833% of his or her prior year’s annual plan compensation. The TRIP only recognizes annual plan compensation that does not exceed the Maximum Recognizable Compensation Limit determined by the Internal Revenue Service (“IRS”). The SERP only recognizes base pay in excess of the IRS limit.

      The estimated annual benefits, assuming no future increase in base salary, payable as a life annuity upon retirement (age 65 or current age, if greater) for each of the named executives is: Mr. L.K. Black, $217,494; Mr. J.P. Black, $210,020; Dr. Carriker, $91,720 [Dr. Carriker retired December 31, 2002]; Mr. Zuber, $148,944; and Mr. Sickler, $121,656.

Employment Contracts and Termination, Severance and Change-of-Control Arrangements

      The Company’s employment agreement with Lennox K. Black provides that Mr. Black may continue to serve the Company on a full-time basis or, at his election, as a consultant on a reduced-time basis until December 31, 2005. During the period of his full-time service, his salary will not be less than $574,000, and while serving as a consultant, his annual compensation will be at least 75% of his last full-time service salary but not less than $300,000, subject to adjustment for inflation. Mr. Black’s agreement also provides for death and disability benefits, compensation continuation for up to two years in case of termination of employment under certain circumstances, and payment of deferred compensation for fifteen years, commencing in 1995, at the rate of $100,000 per year. The Company has purchased insurance on Mr. Black’s life which will provide the Company with funds at least equal to the amount of such deferred compensation paid. In the event of termination of Mr. Black’s employment, other life insurance which the Company is providing to him as an employment benefit will be continued for his lifetime.

Director Compensation

      Directors of the Company who are also employees of the Company or any of its subsidiaries receive no additional compensation for their services as directors. Directors of the Company who are not employees of the Company or any of its subsidiaries (“outside directors”) are paid an annual fee at the rate of $20,000 per year and a $1,000 fee for each board or committee meeting attended, plus expenses. In addition, outside directors, on their first election or appointment to the board, receive a 5,000 share stock option under the Company’s Stock Compensation Plan, and each outside director in office receives each year a 2,000 share stock option grant under the Plan. The Company provides no pension benefits to the outside directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of February 1, 2003, certain information with respect to ownership of the Company’s securities: (i) the name and address of each person known to the Company to beneficially own more than 5% of the Company’s outstanding common stock, (ii) the name of each director or nominee for director, (iii) certain named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the chart which follows, the Company is informed that each person named has sole voting power and sole investment power over the shares of Company common stock shown opposite his or her name.

	Shares		Percent
	Beneficially		of Outstanding
Name	Owned(a)		Common Stock

Lennox K. Black, 630 West Germantown Pike, Suite 461, Plymouth Meeting, PA 19462	3,815,956	(b)	9.57

Jeffrey P. Black	105,577		*

Donald Beckman, Two Penn Center Plaza Philadelphia, PA 19102	3,045,836	(c)	7.64

Patricia C. Barron	15,800		*

Roy C. Carriker, Ph.D.	47,153	(d)	*

William R. Cook	16,000		*

Joseph S. Gonnella, M.D.	11,722		*

Sigismundus W. W. Lubsen	11,459		*

Palmer E. Retzlaff	29,468		*

John J. Sickler	191,038		*

James W. Stratton	23,584	(e)	*

Judith M. von Seldeneck	None

Harold L. Yoh III	None

Harold L. Zuber, Jr.	179,250		*

All officers and directors as a group (22 persons)	4,645,844		11.65

*Represents holdings of less than 1%.

(a)	Includes (i) shares subject to presently exercisable stock options as follows: Mr. Jeffrey P. Black-50,001, Mr. Beckman-10,000, Mrs. Barron-15,000, Mr. Cook-13,000, Dr. Gonnella-10,000, Mr. Lubsen-10,000, Mr. Retzlaff-10,000, Mr. Sickler -94,734, Mr. Stratton-10,000, Mr. Zuber-96,800 and all officers and directors as a group-443,356 (for purposes of calculating the percentages of beneficial ownership for officers and directors disclosed in the foregoing table, these shares were deemed to be outstanding) and (ii) shares held by the Trustee under the Company’s Voluntary Investment Plan with respect to which the employee has authority to direct voting as follows: Mr. Jeffrey P. Black-6,272, Mr. Zuber-6,508, and all officers and directors as a group-21,227.

(b)	Includes the following shares of which Mr. Lennox K. Black is deemed to be a “beneficial owner” under the applicable rules of the Securities and Exchange Commission: (i) 1,442,790 shares owned by Woelm Holding Company Limited, 1,442,790 shares owned by Margrit Nekouian Holding Company Limited and 283,640 shares owned by two individuals, for which Mr. Black holds revocable powers of attorney to vote such shares; (ii) 52,800 shares owned by a trust of which Mr. Black is a trustee, and (iii) 82,344 shares held by a decedent’s estate of which Mr. Black is an executor.

(c)	Includes the following shares of which Mr. Beckman is deemed to be a “beneficial owner” under the applicable rules of the Securities and Exchange Commission: (i) 1,442,790 shares held by Woelm Holding Company Limited of which Mr. Beckman is a director, (ii) 1,442,790 shares owned by Margrit Nekouian Holding Company Limited of which Mr. Beckman is a director [Mr. Lennox K. Black holds a revocable power of attorney to vote these shares, and these shares are also referred to in clause (i) of footnote (b)], (iii) 52,800 shares owned by a trust of which Mr. Beckman is a trustee [Mr. Lennox K. Black is also a trustee of this trust, and these shares are also referred to in clause (ii) of footnote (b)] and (iv) 82,344 shares held by a decedent’s estate of which Mr. Beckman is an executor [Mr. Lennox K. Black is also an executor of this estate, and these shares are also referred to in clause (iii) of footnote (b)].

(d)	Includes 19,044 shares owned of record and beneficially by Dr. Carriker’s wife of which Dr. Carriker is deemed to be a “beneficial owner” under applicable rules of the Securities and Exchange Commission.

(e)	Includes 7,400 shares in customer accounts managed by and owned of record by Stratton Management Company of which Mr. Stratton is deemed to be a “beneficial owner” under applicable rules of the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of Company stock. To the best of the Company’s knowledge, all required forms were filed on time except for the late reporting, in December 2002, by Mr. Jeffrey P. Black of the grant, in May 2002, of options to purchase 50,000 shares of the Company’s stock; the late reporting, in January 2003, by Mr. Thomas M. Byrne of the accrual of phantom units during the third and fourth quarters of 2002; and the late reporting, in January 2003, by Mr. William R. Cook and Dr. Joseph S. Gonnella of the accrual of phantom units during the second, third and fourth quarters of 2002.

AUDIT FEES

      The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the audit and the review of the Company’s financial statements during 2002 were $1,190,000.

ALL OTHER FEES

      The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for all non-audit services, including fees for acquisition and tax-related services, during 2002 were $1,331,000. Such non-audit services did not include any financial information systems design or implementation services. The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence with respect to the Company.

RATIFICATION OF APPOINTMENT OF AUDITORS

      The selection of auditors by the Board of Directors will be presented to the stockholders for ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the board has, subject to stockholder ratification, appointed PricewaterhouseCoopers LLP to examine and report on the financial statements of the Company for its fiscal year ending December 28, 2003. PricewaterhouseCoopers LLP (the “Firm”) has audited the Company’s books for more than 30 years and has served as its independent accountant for 2002. The Firm has offices in or near most of the places in the United States and foreign countries where the Company operates.

      Before making its recommendation for appointment to the entire board, the Audit Committee carefully considered the qualifications for auditors of the Company. In the case of PricewaterhouseCoopers LLP, this consideration included a review of its performance in prior years, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with the Firm in all respects.

      A representative of the Firm is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

      The Board of Directors recommends that the stockholders vote FOR the proposal to ratify its selection of PricewaterhouseCoopers LLP as the auditors of the Company for the fiscal year ending December 28, 2003.

OTHER MATTERS

      The Board of Directors does not know of any other matters which may be presented at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

      Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, for which no postage is necessary if mailed in the United States or Canada. You may also vote by telephone by calling toll free 1-800-PROXIES (776-9437). If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire. Otherwise, your proxy will be voted for you.

      Any proposals submitted by stockholders for inclusion in the Company’s proxy statement and proxy for the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices no later than November 26, 2003 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

      In connection with any proposal submitted by stockholders for consideration at the 2004 Annual Meeting of Stockholders, but not proposed for inclusion in the Company’s proxy statement and proxy for the 2004 Annual Meeting of Stockholders, the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting if appropriate notice of the stockholder’s proposal is not received by the Company at its principal executive offices by February 7, 2004.

By Order of the Board of Directors,

STEVEN K. CHANCE, Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 25, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.     Election of Directors:

NOMINEES
☐	FOR ALL NOMINEES	☐ Jeffrey P. Black
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT	☐ Sigismundus W.W. Lubsen ☐ Judith M. von Seldeneck ☐ Harold L. Yoh III
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ■

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the year 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the meeting.  ☐

Signature of Stockholder______________________ Date:_______ Signature of Stockholder______________________ Date:_______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TELEFLEX INCORPORATED

     The undersigned hereby appoints Donald Beckman and William R. Cook proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Teleflex Incorporated standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 25, 2003 or any adjournment thereof.

(Continued on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 25, 2003

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES
☐	FOR ALL NOMINEES	☐ Jeffrey P. Black
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT	☐ Sigismundus W.W. Lubsen ☐ Judith M. von Seldeneck ☐ Harold L. Yoh III
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ■

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the year 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

     Please check here if you plan to attend the meeting.   ☐

Signature of Stockholder______________________ Date:_______ Signature of Stockholder______________________ Date:_______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.